UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2005

 YUKON RESOURCES CORP.

(Exact name of registrant as specified in this charter)

Nevada	333-118980	20-0803515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206-475 Howe Street, Vancouver, British Columbia, Canada	V6C 2B3
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:  (604) 629-1075

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Item 8.01 Other Events.

Effective at the opening of business on September 26, 2005, Yukon Resources Corp. (the “Company” “YKNR.OB”) has effected a three for one forward stock split.

The new symbol for the Company shall be YUKR.OB.

The shareholders are not required to send their certificates to the Company’s transfer agent,  Empire Stock Transfer. Any shareholders of record prior to the opening of business on September 26, 2005 who transfers or sells their shares of Company common stock or wishes to have their stock reissued, shall be able to sell or reissue their stock treated on a post-split basis.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2005

By:    /s/ Thornton J. Donaldson

Thornton J. Donaldson
Principal Executive Officer

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